                                                                   EXHIBIT 10.40

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                 ASSUMPTION AND INDEMNITY REINSURANCE AGREEMENT

                                  BY AND AMONG

                      UNITED STATES FIRE INSURANCE COMPANY

                                 (THE "COMPANY")

                                       AND

                         INTERNATIONAL INSURANCE COMPANY
                 CRUM & FORSTER INSURANCE COMPANY (BERMUDA) LTD.
                          INDUSTRIAL INDEMNITY COMPANY
                       WESTCHESTER FIRE INSURANCE COMPANY
                           MT. AIRY INSURANCE COMPANY

                          (THE "ASSUMING REINSURER(S)")

                           DATED AS OF JANUARY 1, 1993

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Article I             Definitions.................................................................................1

Article II            Business Reinsured..........................................................................2

Article III           Assignment of Third Party Reinsurance Agreements............................................4

Article IV            Assignment of Structured Settlements........................................................5

Article V             Option Letters; Assumption Certificates; Endorsements to Reinsurance Agreements Where
                      the Company Is the Assuming Reinsurer.......................................................5

Article VI            Territory...................................................................................6

Article VII           Policy Administration.......................................................................7

Article VIII          Indemnification.............................................................................7

Article IX            Premiums....................................................................................8

Article X             Records and Accounting......................................................................8

Article XI            Transfer of Assets..........................................................................9

Article XII           Covenants...................................................................................9

Article XIII          Insolvency.................................................................................10

Article XIV           Offsets....................................................................................11

Article XV            Rights With Respect to Quota Share Policies................................................11

Article XVI           Errors and Omissions.......................................................................11

Article XVII          Duty of Cooperation........................................................................12

Article XVIII         Arbitration................................................................................12

Article XIX           General Provisions.........................................................................13

                                    EXHIBITS

Exhibit A -       Notice and Certificate of Assumption

                                    SCHEDULES

Schedule 1.01     Business Assumed by Assuming Reinsurers
Schedule 1.02     Special Agent Reinsurers
Schedule 2.01     Quota Share Reinsurance and Designated Quota Share Reinsurers
Schedule 19.01    Addresses and Facsimile Numbers to be Used for Notices

                 ASSUMPTION AND INDEMNITY REINSURANCE AGREEMENT

         THIS ASSUMPTION AND INDEMNITY REINSURANCE AGREEMENT (this "Agreement"), dated as of January 1, 1993, is made by and among United States Fire Insurance Company, a New York domiciled property/casualty insurance company (the "Company"), and International Insurance Company, an Illinois domiciled stock property/casualty insurance company, Crum & Forster Insurance Company (Bermuda) Ltd., a Bermuda domiciled stock property/casualty insurance company, Industrial Indemnity Company, a California domiciled stock property/casualty insurance company, Westchester Fire Insurance Company, a New York domiciled stock property/casualty insurance company, and Mt. Airy Insurance Company, an Indiana domiciled stock property/casualty insurance company (hereinafter collectively referred to as "`Assuming Reinsurers" or individually as an "Assuming Reinsurer").

         WHEREAS, the Company desires to cede to the Assuming Reinsurers one hundred percent (100%) of its Insurance Liabilities (as defined herein) relating to certain lines of the Company's direct and assumed insurance business and the Assuming Reinsurers desire to assume such obligations and liabilities of the Company with respect to such business on the terms and conditions provided herein;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions, stated herein, the parties hereto agree as follows.

                                   ARTICLE I

                                   DEFINITIONS

         The following terms shall have the respective meanings set forth below throughout the Agreement:

         "Assumed Reinsurance Agreements" shall have the meaning set forth in
Article V.

         "Agreement" means this Assumption and Indemnity Reinsurance Agreement.

         "Assuming Reinsurer" and "Assuming Reinsurers" shall have the meaning set forth in the first paragraph of this Agreement.

         "Business" means the Company's direct and assumed insurance business as listed on the report described in Article XII, Covenant 4, or as listed, by jurisdiction and Assuming Reinsurer, on Schedule 1.01 attached hereto.

         "Notice and Certificate of Assumption" shall have the meaning set forth in Article V.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Policyholder" shall have the meaning set forth in Article V.

         "Effective Date" shall have the meaning set forth in Article II.

         "Insurance Policies" means all policies, binders, slips, certificates, contracts of assumed reinsurance and other agreements of insurance, whether individual or group, (including all supplements, endorsements, riders and ancillary agreements in connection therewith) which are written, issued, renewed or assumed by the Company on or prior to the Effective Date, or after the Effective Date as provided in Article XII, Covenants 3 and 4, whether or not they are currently in force, in connection with the Business.

         "Insurance Liabilities" shall have the meaning set forth in Article II.

         "Loss/Losses" shall mean claims, losses, liabilities, damages, deficiencies, costs or expenses, as set forth in more detail in Article VIII.

         "Novated Policies" shall have the meaning set forth in Article V.

         "Option Letter" shall have the meaning set forth in Article V.

         "Quota Share Policies" shall have the meaning set forth in Article II.

         "Third Party Reinsurance Agreements" shall mean all reinsurance agreements between the Company (as cedent) and Third Party Reinsurers, as set forth in more detail in Article III.

         "Third Party Reinsurers" shall mean all reinsurers which are not affiliates of the Company and all of the special agent reinsurers set forth on
Schedule 1.02. For purposes of this definition, the term "affiliates" has the meaning given in Section 107(a)(4) of the New York Insurance Law and includes, without limitation, Viking County Mutual Insurance Company and Commonwealth Lloyds Insurance Company.

                                   ARTICLE II

                               BUSINESS REINSURED

         Effective as of 12:01 a.m., Eastern Time, January 1, 1993 (the "Effective Date"), the Company hereby cedes and transfers to each of the Assuming Reinsurers and each Assuming Reinsurer hereby assumes from the Company, 100% of the Insurance Liabilities arising from the Business listed for such Assuming Reinsurer on Schedule 1.01 or the report described in Article XI, Covenant 4.

         The term "Insurance Liabilities" shall mean the gross liability of the Company for Losses under the Insurance Policies before deduction for all other applicable cessions under the Company's reinsurance programs and shall include:

         (a) all liability for premium taxes arising on account of premiums arising out of the Insurance Policies received by agents of the Company or an Assuming Reinsurer and actually remitted to an Assuming Reinsurer or otherwise actually received by an Assuming Reinsurer on or after the Effective Date;

         (b) all liability in connection with the participation by the Company or an Assuming Reinsurer, whether involuntary or voluntary, in any guaranty fund, assigned risk plan or other government mandated programs or associations of any kind established or governed by the state of the Company's domicile or any other state or jurisdiction, which participation is based on premiums arising under the Insurance Policies received by agents of the Company or an Assuming Reinsurer and actually remitted to an Assuming Reinsurer or otherwise received by an Assuming Reinsurer on or after the Effective Date;

         (c) all liability for returns or refunds of premiums under the Insurance Policies payable on or after the Effective Date;

         (d) all liability arising out of claims of Third Party Reinsurers relating to the Insurance Policies, whether for additional premiums or otherwise; and

         (e) all liability (to the extent permitted by law) for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by the Company, whether intentional or otherwise, or from any reckless conduct or bad faith by the Company in connection with the handling of any claim under any of the Insurance Policies or in connection with the issuance, delivery or cancellation of any of the Insurance Policies.

         Each of the Assuming Reinsurers accepts and assumes Insurance Liabilities subject to any and all defenses, setoffs and counterclaims to which the Company would be entitled with respect to the Insurance Liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated hereby and that each Assuming Reinsurer shall be fully subrogated to all such defenses, setoffs and counterclaims.

         Each Assuming Reinsurer shall be the successor to the Company under the Novated Policies that it assumes as if the Novated Policies were direct obligations originally issued by the Assuming Reinsurer. Each Assuming Reinsurer shall be substituted in the place and instead of the Company, and each insured under a Novated Policy may disregard the Company as a party thereto and treat the applicable Assuming Reinsurer as if it had been originally obligated thereunder except as otherwise provided herein. The insureds shall file claims arising under the Novated Policies on or after the effective date of such novation directly with the applicable Assuming Reinsurer. The insureds under the Novated Policies shall also have a right to assert claims related to such Novated Policies directly against the applicable Assuming Reinsurer and the applicable Assuming Reinsurer hereby consents to be subject to such claims by any insured under a Novated Policy.

         To the extent any Assuming Reinsurer is designated as a quota share reinsurer for blocks of business specified on Schedule 2.01 or is unable for any reason to assume by novation any Insurance Policies or Insurance Liabilities, such Assuming Reinsurer shall accept and reinsure, on a quota share basis, 100% of the Company's Insurance Liabilities under such Insurance Policies (the "Quota Share Policies"), in accordance with the terms and conditions of this Agreement, and hereby agrees to pay directly, on behalf of the Company, any claims or losses reinsured under this Agreement which arise under such Quota Share Policies; provided, however, that the insureds under such Quota Share Policies shall not have a right to assert claims related to such Quota Share Policies directly against the applicable Assuming Reinsurer.

                                  ARTICLE III

                ASSIGNMENT OF THIRD PARTY REINSURANCE AGREEMENTS

         Regardless of whether reinsurance novation agreements are entered into between an Assuming Reinsurer and any Third Party Reinsurer of the Company, each Assuming Reinsurer is hereby substituted for and succeeds to all of the rights and liabilities of the Company relating to the Insurance Policies, and is hereby recognized for all purposes as the "Company" thereunder in substitution for the Company, under any applicable Third Party Reinsurance Agreements whether or not in effect as of the Effective Date relating to the Insurance Policies assumed by such Assuming Reinsurer. Such rights and liabilities of the Company relating to the Insurance Policies under any Third Party Reinsurance Agreement include amounts held by or which may become due from Third Party Reinsurers for losses or loss adjustment expenses on the Insurance Policies for which the Assuming Reinsurer assumed liability or for losses paid by the Company prior to the Effective Date. If an Assuming Reinsurer requests that an endorsement be made to a Third Party Reinsurance Agreement to substitute the appropriate Assuming Reinsurer for the Company, to the extent of the Assuming Reinsurer's assigned interests thereunder, the Company agrees to enter into such endorsements and to provide reasonable assistance to the Assuming Reinsurer, at the Assuming Reinsurer's expense, in obtaining any such endorsement.

         The Company shall, if requested by an Assuming Reinsurer, provide reasonable assistance to the Assuming Reinsurer, at such Assuming Reinsurer's expense, in collection of all amounts due in respect of the Insurance Liabilities from Third Party Reinsurers which do not have or agree to an endorsement to Third Party Reinsurance Agreements and shall forward any funds collected to the Assuming Reinsurer. The collectibility of such reinsurance shall be at the risk and for the account of the Assuming Reinsurer.

         Each Assuming Reinsurer shall have full power and authority to act for and on behalf of the Company with respect to any and all letters of credit outstanding for the benefit of the Company pursuant to the terms of the applicable Third Party Reinsurance Agreement(s). The Company and each applicable Assuming Reinsurer shall, at the expense of such Assuming Reinsurer, each use its best efforts to the extent mutually agreed to be necessary, to cause the Third Party Reinsurers of the Company, under the applicable Third Party Reinsurance Agreements to post replacement letters of credit to be issued directly in favor and for the benefit of the Assuming Reinsurer in the same or a greater amount, unless such Assuming Reinsurer shall consent to a reduced amount.

                                   ARTICLE IV

                      ASSIGNMENT OF STRUCTURED SETTLEMENTS

         1. The appropriate Assuming Reinsurer shall be substituted for and succeed to all of the rights and liabilities of the Company, and shall be recognized for all purposes as the "Company" thereunder in substitution for the Company, under any annuity contracts purchased and owned by the Company in effect on the Effective Date (or after the Effective Date with regard to new or renewal Business described in Article XII, Covenants 3 and 4) between the Company and any applicable party relating to structured settlements in connection with the Insurance Policies. As of the Effective Date, the Company shall sell, assign, transfer and convey, and the appropriate Assuming Reinsurer shall purchase, be bound by and assume, any and all rights and obligations of the Company under any such annuity contracts.

         2. Such Assuming Reinsurer shall have full power and authority to act for and on behalf of the Company in accordance with the designation of the Assuming Reinsurer as attorney-in-fact for the Company pursuant to Article VII hereof for purposes of administering the above referenced annuity contracts.

                                   ARTICLE V

            OPTION LETTERS; ASSUMPTION CERTIFICATES; ENDORSEMENTS TO
                        REINSURANCE AGREEMENTS WHERE THE
                        COMPANY IS THE ASSUMING REINSURER

         With respect to direct Insurance Policies which are in force on the Effective Date or which have an open claim on the Effective Date, the Company shall prepare for mailing to every holder of such an Insurance Policy (a "Policyholder") resident in a state where the applicable Assuming Reinsurer is licensed to conduct a property/casualty insurance business an option letter (the "Option Letter"), together with a Notice and Certificate of Assumption, including, where required, a form for rejection or for rejection or acceptance and a self-addressed return envelope, substantially in the form attached hereto as Exhibit A (the "Notice and Certificate of Assumption"). The Option Letters and Notices and Certificates of Assumption shall be delivered to the applicable Assuming Reinsurer and mailed by such Assuming Reinsurer on the Effective Date to such Policyholders, at the expense of the Assuming Reinsurer. In addition, the Company shall prepare and deliver to such Assuming Reinsurer for mailing an Option Letter and Notice and Certificate of Assumption for each direct insured who, after the date of this Agreement, files a claim under any Insurance Policy.

         Upon each Assuming Reinsurer's becoming licensed to conduct a property/casualty insurance business in additional states where it has agreed to assume Business under this Agreement, it shall promptly notify the Company of such licensing. Promptly thereafter the Company shall prepare Option Letters and Notices and Certificates of Assumption for direct Insurance Policies which are in force or have an open claim on the Effective Date in each such state. The Company shall deliver such Option Letters and Notices and Certificates of Assumption to such Assuming Reinsurer for mailing, at the expense of the Assuming Reinsurer, to the Policyholders resident in such state. Option Letters and Notices and Certificates of

Assumption shall not be sent with respect to such direct Insurance Policies covering risks in more than one state unless and until the applicable Assuming Reinsurer is licensed to conduct a property/casualty insurance business in each such state. In addition, the Company shall prepare and deliver to each Assuming Reinsurer for mailing an Option Letter and Notice and Certificate of Assumption for each direct insured who after the date of this Agreement, files a claim under any applicable Insurance Policy.

         Notwithstanding the terms of the Option Letter, the Company and each Assuming Reinsurer agree that the Policyholder will be allowed to remain a Policyholder of the Company if a rejection of the assumption is delivered by the Policyholder to the Company or the applicable Assuming Reinsurer prior to the earlier of (i) such Policyholder's first premium payment to the applicable Assuming Reinsurer after the receipt of the Option Letter, or (ii) such Policyholder's first action which could be reasonably construed to manifest acceptance of the assumption by the applicable Assuming Reinsurer (for example, correspondence or other communication with such Assuming Reinsurer (other than to object to the assumption), the acceptance of payments from or similar dealings with the Assuming Reinsurer).

         Direct Insurance Policies assumed by Assuming Reinsurers hereunder with no rejection having been received by the Company or the applicable Assuming Reinsurer from the Policyholder as provided for above shall be deemed to have been assumed by novation and shall be defined herein as "Novated Policies". Notwithstanding the foregoing, in the event that an Insurance Policy defined herein as a Novated Policy is determined by appropriate regulatory authorities, by judicial decision or otherwise to be not novated from the Company to the applicable Assuming Reinsurer (including but not limited to jurisdictions requiring the insured's affirmative consent for novation where the insured either did not or refused to provide such consent), such Insurance Policy shall for all purposes of this Agreement be deemed retroactive to the Effective Date to be a Quota Share Policy.

         Each Assuming Reinsurer shall use its best efforts to effect, as promptly as possible after the Effective Date, an endorsement to each reinsurance agreement included as an Insurance Policy where the Company is the assuming reinsurer. The Company agrees to enter into such endorsements and, if requested by the Assuming Reinsurer, provide reasonable assistance to the Assuming Reinsurer, at such Assuming Reinsurer's expense, in obtaining any such endorsement.

                                   ARTICLE VI

                                    TERRITORY

         This Agreement shall apply to Insurance Policies covering risks wherever situated.

                                  ARTICLE VII

                              POLICY ADMINISTRATION

         The Company grants to each Assuming Reinsurer authority in all matters relating to the administration of the Insurance Policies assumed by such Assuming Reinsurer to the extent such authority may be granted pursuant to applicable law and agrees to cooperate fully with the Assuming Reinsurer in the transfer of such administration. Each Assuming Reinsurer agrees, at its expense, to be responsible for such administration. In order to assist and to evidence more fully the substitution of each Assuming Reinsurer in the place and stead of the Company, the Company hereby nominates, constitutes and appoints each Assuming Reinsurer as its attorney-in-fact with respect to the rights, duties, privileges and obligations of the Company in and to the Insurance Policies assumed by that Assuming Reinsurer, with full power and authority to act in the name, place and stead of the Company with respect to such Insurance Policies including, without limitation, the power, without reservation, to service all such Insurance Policies, to adjust, to defend, to settle and to pay all claims, to recover salvage and subrogation for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement. In addition to other responsibilities set forth in this Agreement, each Assuming Reinsurer shall also issue on the Company's behalf, but wherever possible in the name of the Assuming Reinsurer, all Insurance Policies assumed by such Assuming Reinsurer which the Company is contractually or otherwise obligated to issue on and after the Effective Date.

         The Company agrees that, after the Effective Date, it will forward to the appropriate Assuming Reinsurer, within forty-five (45) days of receipt, all notices and other written communications received by it relating to the Insurance Policies assumed by that Assuming Reinsurer (including, without limitation, all inquiries or complaints from state insurance regulators, agents, brokers and insureds and all notices of claims, suits and actions for which it receives services of process).

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Each Assuming Reinsurer agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, successors and permitted assigns) from and against all Losses (as hereinafter defined) arising under or related to the Insurance Policies assumed by such Assuming Reinsurer and payable on or after the Effective Date.

         As used herein, Loss and/or Losses shall mean claims, losses, liabilities, damages, deficiencies, costs or expenses (including, without limit, interest on amounts actually paid at the base rate announced from time to time by Citibank, New York, New York, penalties and reasonable attorneys' fees and disbursements), after taking into account the tax cost and the tax benefits to the Company of any such indemnification payment.

         Within forty-five (45) days of receipt by the Company of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in an indemnification obligation on the part of the Company under the terms of this Article VIII, the Company shall give notice thereof (the "Claims Notice") to the appropriate Assuming Reinsurer. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Company.

         The Assuming Reinsurer shall defend, at its own expense and by its own counsel, any such Asserted Liability; provided, however, that the Assuming Reinsurer may not compromise or settle any Asserted Liability without the consent of the Company unless such compromise or settlement requires no more than a monetary payment for which the Company hereunder is fully indemnified or involves other matters not binding upon the Company. If the Assuming Reinsurer does not defend the Asserted Liability, the Company may pay, compromise or defend such Asserted Liability in respect of any Asserted Liability for which the Assuming Reinsurer may have an indemnification obligation under this Article. In any event, the Company and the Assuming Reinsurer may participate, at the expense of the Assuming Reinsurer, in the defense of such Asserted Liability in respect of any Asserted Liability for which the Assuming Reinsurer may have an indemnification obligation under this Article.

                                   ARTICLE IX

                                    PREMIUMS

         Each Assuming Reinsurer shall be entitled to 100% of all premiums and other considerations received on and after the Effective Date by the Company or the applicable Assuming Reinsurer with respect to the Insurance Policies which it has assumed as described in Schedule 1.01. Within forty-five (45) days of receipt, the Company shall remit and hereby assigns to the applicable Assuming Reinsurer such premiums and other considerations. Furthermore, with respect to any such remittance, the Company shall also, within forty-five (45) days of receipt, furnish the applicable Assuming Reinsurer with all pertinent information which the Company receives on and after the Effective Date pertaining thereto (e.g., the nature of payment, source of funds, contract number or agreement (as appropriate) and period(s) to which it relates and any special rates or instructions accompanying same).

         Effective on the Effective Date, each Assuming Reinsurer shall have the responsibility for billing and collecting premiums in respect of the Insurance Policies it has assumed as described in Schedule 1.01.

                                   ARTICLE X

                             RECORDS AND ACCOUNTING

         As soon as practicable after the Effective Date, the Company shall forward to each Assuming Reinsurer all reports, records, underwriting files, claims files and information in any form (the "Records") relating to the Insurance Policies which it has assumed as described in Schedule 1.01 and shall cooperate with the applicable Assuming Reinsurer in the transfer of the administration of such Insurance Policies. All right, title and interest in such Insurance Policies, and such Records shall vest in the applicable Assuming Reinsurer for utilization and disposition in any manner by the applicable Assuming Reinsurer, provided, that the applicable Assuming Reinsurer (i) shall provide the Company access, during the applicable Assuming Reinsurer's normal business hours, to all such Records necessary to permit the Company to respond to or comply with requests for information by governmental or judicial authorities, insurance regulatory bodies, financial auditors or tax auditors or to defend lawsuits or for any other valid business purpose, (ii) shall be responsible for reasonable expenses related to such requests for information and (iii) shall not destroy any such Records without at least 30 days written notice to the Company, during which time the Company shall have the right to take possession of such Records, at the expense of the Company.

         All reserves for unearned premiums and unpaid losses and loss adjustment expenses with regard to Novated Policies will be accounted for by the Company as a transfer of direct business and by the applicable Assuming Reinsurer as direct business as of the Effective Date. All premiums written and earned, and all losses and loss adjustment expenses incurred after the Effective Date with regard to Novated Policies will be accounted for as direct business of the applicable Assuming Reinsurer. The Company will have no further obligations for accounting for Novated Policies under this Agreement after the Effective Date.

         Each Assuming Reinsurer shall also provide accounting and cash settlement reports as to the Quota share Policies it has assumed within thirty days after the end of each calendar quarter. Such reports shall contain sufficient information regarding the Quota Share Policies it has assumed to permit the Company to prepare its tax returns and statutory financial statements. The accounting and cash settlement referred to herein shall not be conditioned or conditional upon the performance of any other agreement or person not a party to this Agreement.

                                   ARTICLE XI

                               TRANSFER OF ASSETS

         As consideration for the assumption of liability by the each Assuming Reinsurer with respect to the Insurance Policies outstanding as of the Effective Date hereof which it has assumed as described in Schedule 1.01, the Company shall transfer to the Assuming Reinsurer on the Effective Date assets having a market value equal to the sum of the Company's net unearned premium reserve and net Insurance Liabilities (including reserves for losses that have been incurred but not reported), if any, as of 12:01 a.m., Eastern Time, January 1, 1993, and attributable to such Insurance Policies.

                                  ARTICLE XII

                                    COVENANTS

         1. Each Assuming Reinsurer shall maintain unearned premium and loss and loss adjustment expense reserves consistent with the law of any jurisdiction having regulatory authority with respect to the particular Insurance Policies which it has assumed as described in Schedule 1.01 and Schedule 2.01 reinsured hereunder. Each Assuming Reinsurer shall provide the Company with a copy of the actuarial certification of such reserves that is filed with its annual statement in each such jurisdiction within forty-five (45) days of such filing.

         2. Each Assuming Reinsurer shall at its own expense take all steps necessary to ensure that the Company obtain full financial statement credit in all applicable jurisdictions for the reinsurance ceded to such Assuming Reinsurer hereunder, including the posting of letters of credit or other acceptable security.

         3. Except as specified on Schedule 2.01, each Assuming Reinsurer shall, wherever permissible under the Insurance Policies which it has assumed as described in Schedule 1.01 and unless prohibited or precluded by law or regulation or by any regulatory authority, take all action as may be appropriate and reasonable (a) to substitute bonds, binders, riders, policies and contracts issued by and in the name of the Assuming Reinsurer as the direct insurer for all Insurance Policies which it has assumed as described in Schedule 1.01 issued by and in the name of the Company, at the time of any individual Insurance Policy's annual renewal or such other time as is permissible under any applicable law, or, alternatively, (b) to exercise, as soon as practicable in keeping with the Company's commercial objectives but no later than eighteen (18) months from July 30, 1993, the Company's right not to renew the Insurance Policies which such Assuming Reinsurer has assumed as described in Schedule 1.01.

         4. Each Assuming Reinsurer shall treat those Insurance Policies written and reported by the Company after the Effective Date as provided in this Covenant 4 as Quota Share Policies, until novation becomes practicable. The Company shall report such Insurance Policies to the applicable Assuming Reinsurer within fifteen (15) days of the last day of each month. Such reports shall cover such business transacted by the Company during the preceding month, setting forth the following information as to such Insurance Policies:

         (a)      Premium and return premium;

         (b)      Incurred losses;

         (c)      Loss payments; and

         (d)      Such other information as may be mutually agreed upon.

         5. Each Assuming Reinsurer shall obtain, as soon as possible, licenses to conduct appropriate lines of property/casualty insurance business in all jurisdictions where it has agreed to assume Business as defined on Schedule 1.01 under this Agreement, if not already so licensed as of the Effective Date.

                                  ARTICLE XIII

                                   INSOLVENCY

         With respect only to any Quota Share Policy, each Assuming Reinsurer hereby agrees that, as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by the Assuming Reinsurer immediately upon demand on the basis of the liability of the Company under the Insurance Policy or Policies reinsured, without diminution because of the insolvency of the Company or because its conservator, liquidator, receiver or other statutory successor has failed to pay all or a portion of any claims, directly to the Company or to its conservator, liquidator, receiver or other statutory successor. It is agreed that the conservator, liquidator, receiver or other statutory successor of the Company shall give prompt written notice to the Assuming Reinsurer of the pendency or submission of a claim under the Insurance Policy or Policies reinsured. During the pendency of such claim, the Assuming Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense available to the Company or its conservator, liquidator, receiver or other statutory successor. The expense thus incurred by the Assuming Reinsurer is chargeable against the Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which accrues to the Company solely as a result of the defense undertaken by the Assuming Reinsurer.

                                  ARTICLE XIV

                                     OFFSETS

         Notwithstanding any provision of this Agreement to the contrary, any debts or credits, regardless of when they arose or were incurred under this Agreement, in favor of or against either the Company or any Assuming Reinsurer to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                   ARTICLE XV

                   RIGHTS WITH RESPECT TO QUOTA SHARE POLICIES

         Each Assuming Reinsurer's quota share reinsurance of 100% of the Insurance Liabilities of the Company with respect to any of the Quota Share Policies is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any Policyholder, insured, claimant or beneficiary under such Quota Share Policies against the appropriate Assuming Reinsurer or any legal relation between such Policyholders, insureds, claimants or beneficiaries and the appropriate Assuming Reinsurer.

                                  ARTICLE XVI

                              ERRORS AND OMISSIONS

         Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve any party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

                                  ARTICLE XVII

                               DUTY OF COOPERATION

         Each party hereto shall cooperate fully with the other parties in all reasonable respects in order to accomplish the objectives of this Agreement.

                                 ARTICLE XVIII

                                   ARBITRATION

         Any dispute or difference arising with reference to the applicable interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

         The members of the Board shall be U.S. citizens and shall be active or retired disinterested officers of insurance or reinsurance companies.

         One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within fifteen (15) days, advising of its arbitrator. The umpire shall thereafter be chosen by the two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its right to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty (30) days within which to choose an umpire. If they are unable to do so, the umpire shall be chosen by the manager of the American Arbitration Association who shall be a person meeting the qualifications set forth above.

         Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Board.

         The sittings of the Board shall take place in Morristown, New Jersey, unless otherwise agreed in writing by the parties. The Board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Boards hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

         If more than one Assuming Reinsurer is involved in the same dispute or difference, all such Assuming Reinsurers shall constitute and act as one party for the purpose of naming an arbitrator under this Article XVIII, and communications shall be made by the Company to each of the Assuming Reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such Assuming Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of such reinsurers participating under the terms of this Agreement from several to joint.

         Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the parties shall bear the fees and expenses of the umpire as determined by the Board.

                                  ARTICLE XIX

                               GENERAL PROVISIONS

         1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile transmission to the appropriate facsimile number on Schedule 19.01 or, if mailed, three days after the date of deposit in the United States mails, to the appropriate address on Schedule 19.01.

         Any party may, by notice given in accordance with this Agreement to the other parties, designate another address or person for receipt of notices hereunder.

         2. Invalidity. Unless the invalidity or unenforceability of any provision or portion hereof frustrates the intent of the parties or the purpose of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions hereof.

         3. Amendment. This Agreement cannot be modified, changed, discharged or terminated, except by an instrument in writing signed by the Company and the Assuming Reinsurer(s) as would be affected by such amendment.

         4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         5. No Third Party Beneficiaries.

         (a) Except as specifically set forth herein, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         (b) The rights and liabilities of each Assuming Reinsurer hereunder are independent of those of each other Assuming Reinsurer and may be separately enforced.

         6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this

Agreement nor any right hereunder may be assigned by any party without the prior written consent of the Company and the Assuming Reinsurer affected thereby, which consent shall not be unreasonably withheld.

         7. Waivers. The terms of this Agreement may be waived only by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMPANY'S STATE OF DOMICILE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         IN WITNESS WHEREOF, this Agreement is hereby executed by duly authorized officers of the parties hereto as of the date first above written.

                            UNITED STATES FIRE INSURANCE COMPANY

                            By:    /s/ James A. Stark
                                   --------------------------------------------
                            Title: Ch./Bd., President
                                   --------------------------------------------

                            By:    /s/ James K. Killelea
                                   --------------------------------------------
                            Title: Secretary
                                   --------------------------------------------


                            INTERNATIONAL INSURANCE COMPANY

                            By:    /s/ John Igoe
                                   --------------------------------------------
                            Title: Senior VP, Treasurer
                                   --------------------------------------------

                            By:    /s/ David G. Staples
                                   --------------------------------------------
                            Title: Asst. Secretary
                                   --------------------------------------------


                            CRUM & FORSTER INSURANCE COMPANY (BERMUDA) LTD.

                            By:    /s/ William R. Burns
                                   --------------------------------------------
                            Title: Vice President
                                   --------------------------------------------
Attest:

By:     /s/ Valerie J. Gasparik
        --------------------------------------------
Title:  Asst. Secretary
        --------------------------------------------

                                        INDUSTRIAL INDEMNITY COMPANY

                                        By:    /s/ Robert A. Puccinelli
                                               ---------------------------------
                                        Title: Ch./Bd., President
                                               ---------------------------------

Attest:

By:     /s/ Michael J. Cassanego
        ---------------------------------
Title:  Secretary
        ---------------------------------

                                        WESTCHESTER FIRE INSURANCE COMPANY

                                        By:    /s/ Dennis B. Reding
                                               ---------------------------------
                                        Title: Ch./Bd., Pres. & CEO
                                               ---------------------------------

                                        By:    /s/ D. H. Biaett
                                               ---------------------------------
                                        Title: Secretary
                                               ---------------------------------

                                        MT. AIRY INSURANCE COMPANY

                                        By:    /s/ Robert P. Cuthbert
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

Attest:

By:     /s/ Valerie J. Gasparik
        ---------------------------------
Title:  Secretary
        ---------------------------------